Exhibit 23.4

GLJ	Petroleum Consultants

Principal Officers:

Harry Jung, P. Eng.

President, C.E.O.

Dana B. Laustsen, P. Eng.

Executive V.P., C.O.O.

Keith M. Braaten, P. Eng.

Executive V.P.

Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.

Jodi L. Anhorn, P. Eng.

Neil I. Dell, P. Eng.

David G. Harris, P. Geol.

Myron J. Hladyshevsky, P. Eng.

Bryan M. Joa, P. Eng.

John H. Stilling, P. Eng. D

ouglas R. Sutton, P. Eng.

James H. Wilmon, P. Eng.

LETTER OF CONSENT

TO: The United States Securities and Exchange Commission

Re:

Dejour Enterprises Ltd. (the “Company”) – The Company’s Annual Report for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on June 30, 2009 (the “Form 20-F”) and the Company’s Registration Statement on Form F-3 and in the related prospectus of the Company dated October 22, 2009.

Dear Sirs/Mesdames:

GLJ Petroleum Consultants (GLJ) is a firm of independent geological and petroleum engineering consultants of Calgary, Alberta Canada. GLJ authored the reports dated March 31, 2008, effective December 31, 2007 and March 20, 2009, effective December 31, 2008 evaluating the crude oil, natural gas liquids and natural gas reserves attributable to the Company’s Canadian Oil and Gas properties (the “Technical Reports”).

GLJ hereby consents to the use of the Technical Reports in the Company’s Annual Report on Form 20-F for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on June 30, 2009 (the “Form 20-F”), to the incorporation by reference in the Company’s Registration Statement on Form F-3 and in the related prospectus of the Company dated October 22, 2009, of the Technical Reports, the summary information concerning the Technical Reports, and the reference to GLJ’s name included with such information, as set forth in the prospectus and the Form 20-F.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

“ORIGINALLY SIGNED BY”

John E. Keith, P. Eng.

Manager, Engineering

Dated: October 22, 2009

Calgary, Alberta

CANADA

4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com